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                                                                   EXHIBIT 10.72

                      FIRST AMENDMENT TO CREDIT AGREEMENT
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                                      AND
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                               WAIVER THEREUNDER
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     This First Amendment to Credit Agreement and Waiver Thereunder ("this
                                                                      ----
Amendment"), dated as of October 1, 1999, is entered into by (1) SCPIE HOLDINGS
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INC., a Delaware corporation (the "Borrower"), (2) each of UNION BANK OF
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CALIFORNIA, N.A., FIRST UNION NATIONAL BANK and DRESDNER BANK AG, New York
Branch and Grand Cayman Branch (the "Lenders"), (3) UNION BANK OF CALIFORNIA,
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N.A., as Administrative Agent (in such capacity, the "Agent") and Arranger for
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the Lenders, and (4) FIRST UNION NATIONAL BANK, as Documentation Agent for the
Lenders (in such capacity, the Documentation Agent").
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                                   Recitals
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     A.   The Borrower, the Lenders, the Agent and the Documentation Agent have entered into a Credit Agreement dated as of May 25, 1999 (the "Credit
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Agreement").  Terms defined in the Credit Agreement and not otherwise defined
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herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The parties hereto wish to (1) amend the Credit Agreement to, among other things, permit SCPIE Indemnity Company, a California corporation, to pay the Borrower one or more dividends in an aggregate amount up to $80,000,000 and permit the Borrower to repurchase shares of its common stock for an aggregate purchase price up to $75,000,000 and (2) waive certain of the covenants under the Credit Agreement in connection with such dividend and such repurchase. Accordingly, the Borrower, the Lenders, the Agent and the Documentation Agent hereby agree as set forth below.

     Section 1.  Amendments to Credit Agreement.  Effective as of the date first
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set forth above and subject to satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is hereby amended as set forth below.

          (a) The definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

               "'Fixed Charge Coverage Ratio'":  as of the last day of any
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     fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended
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     (the `Measurement Period'), the ratio of (a) the aggregate of (i) the
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     Available Dividend Amount of the Insurance Subsidiaries of the Borrower as
     of the last day of the Measurement Period (but not including the amount permitted by the California Department of Insurance to be paid as the 1999 Special Dividend), plus (ii) aggregate EBITDA of the Borrower's Subsidiaries other than its Insurance Subsidiaries for the Measurement Period, plus (iii) the Net Tax Payments (whether positive or negative) during the Measurement Period, minus (iv) the Net Overhead (whether positive or negative) for the Measurement Period (to the extent not already included in items (i), (ii) and (iii) above), minus (v) Earnout Payments paid or accrued (for future payment) by the Borrower or any Subsidiary during the Measurement Period, to (b) the sum of (i) Debt Service, (ii) cash dividends paid by the Borrower to any shareholder, common or preferred, during the Measurement Period and (iii) share repurchases and redemptions by the Borrower during the Measurement Period, but excluding the 1999 Share Repurchase and excluding any other share repurchases and redemptions to the extent (A) such other repurchases and redemptions are made during the period from and including the date hereof to but excluding the first anniversary of the date hereof and (B) that the price of the same, when added to the price of previous share repurchases and redemptions (not including the 1999 Share Repurchase) by the Borrower on or after the date of this Agreement, does not exceed $15,000,000."

          (b) Section 1.1 of the Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

          "`1999 Share Repurchase':  the repurchase by the Borrower, before
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     January 1, 2000, of shares of its Common Stock, $0.0001 par value, for an aggregate purchase price not exceeding $75,000,000, pursuant to an offer by the Borrower to its shareholders substantially in conformity with the draft of the Borrower's Offer to Purchase for Cash up to 2,000,000 Shares of its Common Stock (Including the Associated Preferred Stock Purchase Rights) at a Purchase Price not in excess of $_____ nor less than $_____ per Share that was delivered to the Agent under cover of a letter from the Borrower to the Agent dated September 9, 1999."

          "'1999 Special Dividend':  one or more dividends paid by SCPIE
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     Indemnity to the Borrower before January 1, 2000 in an aggregate amount not exceeding $80,000,000, pursuant to the letter of

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     approval dated August 31, 1999 issued by the California Department of
     Insurance to SCPIE Indemnity."

               "'SCPIE Indemnity':  SCPIE Indemnity Company, a California
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     corporation that is one of the Borrower's Insurance Subsidiaries."

          (c) Section 6.1(c) of the Credit Agreement is amended in full to read as follows:

               "(c)  Minimum Tangible Net Worth.  Permit the consolidated
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     Tangible Net Worth of the Borrower and its Subsidiaries as of the end of
     any fiscal quarter of the Borrower to be less than the sum of (i) 90% of the consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of December 31, 1998 (i.e., $324,020,000), plus (ii) 100% of the aggregate
                           ----
     amount of consolidated equity raised by the Borrower and its Subsidiaries after December 31, 1998, plus (iii) 50% of the aggregate amount of consolidated profits (without deduction for any losses) earned by the Borrower and its Subsidiaries after December 31, 1998, minus (iv) the aggregate price (but not exceeding $75,000,000) paid by the Borrower for the repurchase of its shares pursuant to the 1999 Share Repurchase, minus
     (v) the aggregate price (but not exceeding $15,000,000) paid by the Borrower for any other repurchase after the date hereof of outstanding shares of the Borrower."

          (d) Section 6.2(b) of the Credit Agreement is amended in full to read as follows:

               "(b) Minimum Policyholder Surplus.  Permit the Policyholder
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     Surplus of any of the Borrower's Insurance Subsidiaries as of the end of
     any fiscal quarter of the Borrower to be less than the sum of (i) 90% of such Insurance Subsidiary's Policyholder Surplus as of December 31, 1998, plus (ii) 50% of the aggregate amount of additions to such Insurance Subsidiary's Policyholder Surplus (without deduction for any reductions) after December 31, 1998, minus (iii) 100% of the aggregate amount of any dividend paid by such Insurance Subsidiary to the Borrower after December 31, 1998, to the extent that the proceeds of such dividend are invested by the Borrower in another Insurance Subsidiary of the Borrower, plus (iv) 100% of the aggregate amount of any investment by the Borrower in such Insurance Subsidiary after December 31, 1998, to the extent that such investment is funded from a dividend made to the Borrower by another Insurance Subsidiary of the Borrower, plus (v) 50% of the aggregate amount of any other equity contributed to such Insurance Subsidiary after December 31, 1998, minus, in

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     the case of SCPIE Indemnity only, (vi) the aggregate amount (but not exceeding $80,000,000) of dividends paid by SCPIE Indemnity to the Borrower pursuant to the 1999 Special Dividend."

     Section 2.  Waiver under Credit Agreement.  Effective as of the date first
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set forth above and subject to satisfaction of the conditions precedent set forth in Section 3, the Lenders hereby waive the requirements of Sections 6.6,
6.7 and 6.9 of the Credit Agreement to the extent required to permit the 1999 Share Repurchase (as defined in Section 1(b)).

     Section 3.  Conditions to Effectiveness.  This Amendment shall become
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effective when and if the Agent has received an amendment fee of $5,000 for the account of each Lender that approves this Amendment on or before October 4, 1999 (provided that at least two Lenders approve this Amendment on or before October 4, 1999 and that the aggregate of such fees shall not exceed $15,000) and all of the following documents, each dated the effective date hereof (unless otherwise specified below), in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

          (a) this Amendment, duly executed by the Borrower and the Required Lenders;

          (b) such certifications by Governmental Authorities concerning the Borrower as the Agent may reasonably request, dated a recent date;

          (c) copies of (i) the resolutions of the Board of Directors of the Borrower approving the 1999 Share Repurchase, this Amendment and any documents delivered by the Borrower pursuant hereto and (ii) the bylaws of the Borrower (including all amendments thereto), certified by the Secretary or an Assistant Secretary of the Borrower to be correct and complete and in full force and effect as of the date of execution, and as of the effective date, of this Amendment;

          (d) a certificate of the Secretary or an Assistant Secretary of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed this Amendment or any document delivered by the Borrower pursuant hereto;

          (e) a certificate of the Chief Financial Officer of the Borrower certifying as to the correctness and completeness and full force and effectiveness of the copies of (i) the letter of approval referred to in the definition of "1999 Special Dividend" in Section 1(b) and (ii) the documents referred to in the definition of "1999 Share Repurchase" in Section 1(b), as attached to such certificate; and

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          (f)  such other approvals, opinions, evidence and documents as the
Agent may reasonably request.

     Section 4.  Representations and Warranties of Borrower.  The Borrower
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represents and warrants to the Lenders as set forth below.

          (a) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene any Requirement of Law or Contractual Obligation binding on or affecting the Borrower or (ii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          (b) No authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Amendment or any of the Loan Documents, as amended hereby.

          (c) This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) There has been no amendment to the charter documents of the Borrower on or after May 25, 1999. The representations and warranties contained in the Credit Agreement, each other Loan Document and each certificate or other writing delivered to the Lenders in connection with the Credit Agreement are correct on and as of the effective date of this Amendment in all material respects as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date. No Default has occurred and is continuing or would result from the effectiveness of this Amendment.

     Section 5.  Reference to and Effect on Loan Documents.
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          (a)  On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import

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referring to the Credit Agreement, shall mean and be a reference to the Credit
Agreement as amended by this Amendment.

          (b) Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

     Section 6.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
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demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

     Section 7.  Execution in Counterparts.  This Amendment may be executed in
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any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
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CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA
APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

                              SCPIE HOLDINGS INC.

                              By:  /s/ Patrick T. Lo
                                   ----------------------------
                              Name: Patrick T. Lo
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                              Title: Senior Vice President CFO
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                              UNION BANK OF CALIFORNIA, N.A.,

                              as Administrative Agent, as
                              Arranger and as a Lender

                              By: /s/ Robert C. Nagel
                                  -----------------------------
                                    Robert C. Nagel
                                    Vice President

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                              FIRST UNION NATIONAL BANK,

                              as Documentation Agent and
                              as a Lender

                              By: /s/Thomas L. Stitchberry
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                              Name: Thomas L. Stitchberry
                                    ---------------------------
                              Title: Senior Vice President
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                              DRESDNER BANK AG, New York Branch

                              and Grand Cayman Branch

                              By: /s/ George T. Ferguson, IV
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                              Name: George T. Ferguson, IV
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                              Title: Assistant Vice President
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                              By: /s/ Lloyd C. Stevens
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                              Name: Lloyd C. Stevens
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                              Title: Vice President
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